Filed Pursuant to Rule 424(b)(3)

Registration No. 333-293135

PROSPECTUS

INVO Fertility, Inc.

Up to 9,467,456 Shares of Common Stock

This prospectus relates to the offer and sale by Armistice Capital Master Fund Ltd. (“Armistice” or the Selling Stockholder”) of up to an aggregate of 9,467,456 shares (the “Shares”) of common stock of INVO Fertility, Inc. (“we,” “us,” “our,” or the “Company”), par value $0.0001 per share (the “Common Stock”), issuable upon exercise of a warrant (the “Inducement Warrant”) to purchase shares of Common Stock issued by us to Armistice pursuant to an inducement letter agreement, dated January 28, 2026, between us and Armistice (the “Inducement Letter Agreement”) The Common Warrant will entitle the holder to purchase one share of Common Stock at an exercise price of $1.59 per share (subject to adjustment).

Armistice may sell or otherwise dispose of the Shares described in this prospectus in a number of different ways and at varying prices, which may be determined by the prevailing market price for the Common Stock or in negotiated transactions. We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of the Shares by Armistice. However, we may receive up to $15,053,255 upon Armistice’s exercise of the Inducement Warrant. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by Armistice will be borne by Armistice. The Inducement Warrant and the Shares were each issued to the applicable Selling Stockholders in connection with private placement offerings pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

This prospectus describes the manner in which the Shares may be sold or otherwise disposed of by the Selling Stockholder. You should carefully read this prospectus, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. See “Plan of Distribution” for additional information regarding the sale or other disposition by the Selling Stockholder of the Shares.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IVF”. The last reported sale price for our Common Stock as reported on Nasdaq on January 30, 2026 was $1.37 per share.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 12, 2026.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context suggests otherwise, references to “the Company,” “INVO Fertility,” “INVO,” “we,” “us,” and “our” refer to INVO Fertility, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). The Selling Stockholder may, from time to time, sell or otherwise dispose of the Shares as described in this prospectus. We will not receive any proceeds from the sale or other disposition of the Shares by Selling Stockholder.

Neither the Company, nor any of its officers, directors, agents, representatives, or the Selling Stockholder make any representation to you about the legality of an investment in the Company’s Common Stock. You should not interpret the contents of this prospectus to be legal, business, investment, or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial, and other issues that you should consider before investing in the Company’s securities.

ADDITIONAL INFORMATION

You should rely only on the information contained in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different or additional information. The shares of Common Stock and warrants are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

TRADEMARKS AND TRADE NAMES

This prospectus includes trademarks that are protected under applicable intellectual property laws and are the Company’s property or the property of one of the Company’s subsidiaries. This prospectus also contains trademarks, service marks, trade names, and/or copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks and trade names.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning the Company’s industry and the markets in which it operates, including market position and market opportunity, is based on information from management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. The third-party sources from which the Company has obtained information generally state that the information contained therein has been obtained from sources believed to be reliable, but the Company cannot assure you that this information is accurate or complete. The Company has not independently verified any of the data from third-party sources nor has it verified the underlying economic assumptions relied upon by those third parties. Similarly, internal company surveys, industry forecasts, and market research, which the Company believes to be reliable, based upon management’s knowledge of the industry, have not been verified by any independent sources. The Company’s internal surveys are based on data it has collected over the past several years, which it believes to be reliable. Management estimates are derived from publicly available information, its knowledge of the industry, and assumptions based on such information and knowledge, which management believes to be reasonable and appropriate. However, assumptions and estimates of the Company’s future performance, and the future performance of its industry, are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” in this prospectus and those described elsewhere in this prospectus, and the other documents the Company files with the Securities and Exchange Commission, or SEC, from time to time. These and other important factors could result in its estimates and assumptions being materially different from future results. You should read the information contained in this prospectus completely and with the understanding that future results may be materially different and worse from what the Company expects. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any amendment, and the information incorporated by reference into this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will,” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies, or prospects, and possible future actions including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference into this prospectus. The forward-looking statements in this prospectus, and the information incorporated by reference herein, represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

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PROSPECTUS SUMMARY

The SEC allows us to “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement, and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the entire prospectus carefully, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements, and related notes included elsewhere in this prospectus and the information incorporated into this prospectus by reference. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “INVO Fertility,” “INVO,” or “the Company” refer to INVO Fertility, Inc. and its subsidiaries.

The Company

We are a healthcare services and technology company focused on the fertility marketplace and dedicated to expanding access to assisted reproductive technology (“ART”) care for patients in need. Our principal commercial strategy is focused on building, acquiring, and operating fertility clinics, including “INVO Centers” dedicated primarily to offering the intravaginal culture (“IVC”) procedure enabled by our INVOcell® medical device (“INVOcell”) and US-based, in vitro fertilization (“IVF”) clinics. We have two operational INVO Centers and one IVF clinic in the United States. We also continue to engage in the sale and distribution of our INVOcell technology solution into third-party owned and operated fertility clinics and intend to seek out additional, innovative fertility-focused technologies to license or acquire in order to utilize within our clinics.

In October 2024, we acquired a 100% interest in NAYA Therapeutics, Inc. (“NAYA Therapeutics” or “NTI”), a clinical-stage oncology and autoimmune technology company. In May 2025, we divested an 80.1% ownership interest in NTI, returning to an exclusive focus on the fertility marketplace, and changed our name and ticker symbol to “INVO Fertility, Inc.” and “IVF”, respectively.

Fertility Clinics

On August 10, 2023, we consummated the first acquisition of an existing IVF clinic, the Wisconsin Fertility Institute (“WFI”). As an established and profitable clinic, the consummation of the WFI acquisition more than tripled our annual revenue and became a major part of our clinic-based operations. The acquisition accelerated our expansion from a medical device company to a healthcare services company and immediately added scale and a significant source of positive cash flow to our operations. The acquisition of profitable IVF clinics complements our efforts to build new INVO Centers, and we expect to continue this strategy to accelerate overall growth.

On March 10 and June 28, 2021, we established joint ventures to open INVO Centers in Birmingham, Alabama, and Atlanta, Georgia, respectively. We established these clinics to increase use of the INVOcell, to accelerate the growth and awareness of the IVC procedure and to expand the availability of statistical data supporting its use. These clinics also enabled us to expand our revenue per fertility cycle from hundreds of dollars (from the sale of each INVOcell device) to thousands of dollars, and to significantly advance our path to profitability. We believe dedicated INVO Centers require less investment than traditional IVF clinics and are operationally efficient, making them ideal for underserved secondary markets. We plan on opening additional wholly owned INVO Centers in the coming years.

INVOcell Device

Our proprietary technology, INVOcell®, is an innovative medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. This treatment solution is the world’s first intravaginal culture technique for the incubation of oocytes and sperm during fertilization and early embryo development and provides patients with a connected, intimate, and affordable experience. As reflected in available data, we believe the IVC procedure can deliver comparable results at a lower cost than traditional IVF and is a significantly more effective treatment than intrauterine insemination (“IUI”).

Unlike IVF, where the oocytes and sperm develop into embryos in an expensive laboratory incubator, the INVOcell allows fertilization and early embryo development to take place in the woman’s body. The IVC procedure can provide many benefits, including the following:

●	May reduce lab procedures, helping clinics and doctors to increase patient capacity, lower costs and offer a more affordable advanced fertility treatment option;
●	Provide a more natural, stable incubation environment;
●	Offer a more personal, intimate experience in creating a baby; and
●	Reduce the risk of errors in the lab.

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In both current utilization of the INVOcell, and in clinical studies, the IVC procedure has demonstrated equivalent pregnancy success and live birth rates as IVF.

While INVOcell remains part of our efforts, our commercial and corporate development strategy within the fertility market has expanded to focus more broadly on providing ART services through our emphasis on operating clinics. However, we will continue to provide INVOcell as well as seek out additional, innovative technologies, we can utilize to benefit patients and enhance our clinic operations.

Certain Recent Developments

Warrant Inducement

Inducement Letter Agreement

On January 28, 2026, we entered into the Inducement Letter Agreement with Armistice, which was a holder of certain warrants (the “Existing Warrants”) to purchase up to 4,733,728 shares of the Common Stock. The Existing Warrants were originally issued on December 3, 2025, with an exercise price of $1.69 per share.

The issuance of the shares of Common Stock upon exercise of the Existing Warrants is registered pursuant to a registration statement on Form S-1 (File No. 333-292206), which was declared effective by the Securities and Exchange Commission on December 29, 2025.

Pursuant to the Inducement Letter Agreement, Armistice agreed to exercise the Existing Warrants for cash at a reduced exercise price of $1.59 per share in consideration for the Company’s agreement to issue the Inducement Warrant

We agreed to file a registration statement on Form S-1 (or other appropriate form if it is not eligible to utilize Form S-3) providing for the resale of the shares (the “Inducement Warrant Shares”) of Common Stock issuable upon the exercise of the Inducement Warrant (the “Resale Registration Statement”) on or before the 15th calendar day following the date of the closing of the exercise of the Existing Warrants (the “Closing Date”), and to use commercially reasonable best efforts to cause the Resale Registration Statement to become effective within sixty (60) calendar days following the Closing Date (or within ninety (90) calendar days following the Closing Date in case of “full review” of such registration statement by the Commission) (the “Effectiveness Date”).

Pursuant to the Inducement Letter Agreement, except for certain exempt issuances set forth in the Inducement Letter Agreement, we agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents or file any registration statement or any amendment or supplement to any existing registration statement, subject to certain exceptions, for a period of 30 trading days after date of the Inducement Letter Agreement. In addition, from the date of the Inducement Letter Agreement until three (3) months following the Effectiveness Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any subsidiary of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled.

We agreed to file a proxy statement on Schedule 14A with the SEC no later than ten (10) days after the filing of the our Annual Report on Form 10-K for the period ended December 31, 2025, for the purpose of holding a meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practical date after the date thereof, for the purpose of obtaining Stockholder Approval, with the recommendation of the our board of directors that such proposals be approved, and we shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If we do not obtain Stockholder Approval at the first meeting, we shall call a meeting every three months thereafter to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the Inducement Warrant is no longer outstanding.

The aggregate gross proceeds to the Company from the exercise of the Existing Warrants was approximately $7,500,000, before deducting offering expenses payable by the Company.

Financial Advisor Agreement

In connection with the Inducement Letter Agreement, on January 28, 2026, we entered into a letter agreement (the “Financial Advisor Agreement”) with Maxim Group LLC (the “Financial Advisor”), pursuant to which (i) the Financial Advisor agreed to act as exclusive lead warrant solicitation agent on a “reasonable best efforts” basis in connection with the transactions contemplated by the Inducement Letter Agreement, and (ii) we agreed to pay the Financial Advisor an aggregate fee equal to 6.5% of the gross proceeds received by the Company from the exercise of the Existing Warrants. Additionally, we reimbursed the Financial Advisor for certain expenses and legal fees up to $20,000.

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THE OFFERING

Common Stock Offered by the Selling Stockholder	Up to a maximum of 9,467,456 shares of Common Stock (the “Shares”)

Common Stock to be Outstanding after this Offering	16,428,551 shares of Common Stock

Use of Proceeds	We will not receive any proceeds from the sale or other disposition of the Shares by the Selling Stockholder. However, we may receive aggregate gross proceeds of up to $15,053,255 upon the Selling Stockholder’s exercise of the Inducement Warrant.

Trading Symbol	Our common stock is currently trading on the Nasdaq Capital Market under the symbol of “IVF.”

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 4 of this prospectus before deciding whether or not to invest in the Company’s common stock.

The number of shares of Common Stock to be outstanding immediately after this offering is based on 6,961,095 shares of Common Stock outstanding as of January 30, 2026 and excludes as of that date:

●	3,413,000 shares of common stock underlying warrants that have been exercised in full but are being held in abeyance as a result of the beneficial ownership limitation contained in such warrants. These shares will be issued and deemed outstanding upon the satisfaction or waiver of the beneficial ownership limitation;

●	71,870 shares of common stock issuable upon exercise of outstanding warrants and unit purchase options with a weighted average exercise price of $185.65 per share;

●	45,528 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $593.89 per share;

●	6,575 shares of common stock issuable upon conversion of outstanding convertible notes with a weighted average exercise price of $16.06 per share; and

●	1,000,000 shares of common stock reserved for future issuance under the 2019 Stock Incentive Plan.

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	no exercise of the outstanding options and/or warrants described above.

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RISK FACTORS

An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference herein before you decide to invest in our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described below, as well as those set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks and uncertainties. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly, and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations, and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to this Offering

The Selling Stockholder may choose to sell the shares at prices below the current market price.

The Selling Stockholder is not restricted as to the prices at which it may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market prices could adversely affect the market price of our Common Stock.

Neither we nor the Selling Stockholder has authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus, including the documents incorporated by reference herein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholder has authorized any other party to provide you with information concerning us or this offering, and recipients should not rely on this information.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase Shares in this offering at different times will likely pay different prices and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholder may sell shares of Common Stock underlying the Inducement Warrant at different times and at different prices..

The issuance of Common Stock to the Selling Stockholder upon exercise of the Inducement Warrant may cause substantial dilution to our existing stockholders, and the sale of such shares acquired by the Selling Stockholder could cause the price of our Common Stock to decline.

We are registering for resale by the Selling Stockholder of up to 9,467,456 shares of Common Stock that we may issue to the Selling Stockholder upon exercise of the Inducement Warrant. The number of shares of our Common Stock ultimately offered for resale by the Selling Stockholder under this prospectus is dependent upon the number of shares of Common Stock issued to the Selling Stockholder upon exercise of the Inducement Warrant. Depending on a variety of factors, including market liquidity of our Common Stock, the issuance of Shares to the Selling Stockholder may cause the trading price of our Common Stock to decline. Following receipt by the Selling Stockholder of Shares issued to the Selling Stockholder upon exercise of the Inducement Warrant, the Selling Stockholder may sell all, some or none of such Shares. The sale of a substantial number of shares of our Common Stock by the Selling Stockholder in this offering, or anticipation of such sales, could cause the trading price of our Common Stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

Our management will have broad discretion over the use of the net proceeds received upon exercise of the Inducement Warrant, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion over the use of proceeds from the shares of Common Stock received upon exercise of the Inducement Warrant. We intend to use the net proceeds primarily for acquisitions of additional fertility clinics and related businesses, capital expenditures, working capital, and general and administrative expenses. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our Common Stock. The failure of our management to use these funds effectively could have a material adverse effect on our business or cause the market price of our Common Stock to decline.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of Shares by the Selling Stockholder pursuant to this prospectus. However, we may receive aggregate gross proceeds of up to $15,053,255 upon the Selling Stockholder’s exercise of the Inducement Warrant. We intend to use the net proceeds primarily for acquisitions of additional fertility clinics and related businesses, capital expenditures, working capital, and general and administrative expenses.

We will pay all expenses associated with effecting the registration of the Shares, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the shares for sale under applicable state securities laws, and listing fees, , but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the sale or other disposition of the Shares.

DIVIDEND POLICY

We have never declared or paid any dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our Board may deem relevant.

DESCRIPTION OF SECURITIES THAT THE SELLING STOCKHOLDER IS OFFERING

Common Stock

The following description of the Company’s common stock and provisions of its Articles of Incorporation and Bylaws are summaries and are qualified by reference to the Company’s Articles of Incorporation and Bylaws.

Our Articles of Incorporation authorizes the issuance of 250,000,000 shares of common stock, par value $0.0001 per share. Each stockholder of our common stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our board of directors from funds legally available for such purpose. Cash dividends are at the sole discretion of our board of directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stockholders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

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Inducement Warrant

The following description of the Inducement Warrant is a summary and is qualified by reference to the Inducement Warrant and Inducement Letter Agreement.

Exercisability

The Inducement Warrant will be exercisable upon receipt of such approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the stockholders of the Company with respect to issuance of all of the Inducement Warrants and the shares (the “Inducement Warrant Shares”) of common stock upon the exercise thereof (“Stockholder Approval”, and such date, the “Stockholder Approval Date”) and have a term of five and one-half years from the Stockholder Approval Date. If a registration statement registering the issuance of the Inducement Warrant Shares under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Inducement Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Inducement Warrant Shares determined according to the formula set forth in the Inducement Warrant.

Exercise Limitation

A holder of the Inducement Warrant will not have the right to exercise any portion of the Inducement Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% (the “Beneficial Ownership Limitation”) of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Inducement Warrant; provided, however, such holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Inducement Warrant held such holder. Any change in the Beneficial Ownership Limitation will be effective not be effective until the 61st day after such notice is delivered to the Company.

Exercise Price Adjustment

Subject to the aforementioned limitations, the exercise price of the Inducement Warrant is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting the Common Stock, and upon any distributions of assets, including cash, stock, or other property to our stockholders. In addition, subject to the rules and regulations of the Nasdaq Capital Market (or any successor entity), the Company may, at any time during the term of the Inducement Warrant, reduce the then current exercise price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Subsequent Rights Offerings

The Inducement Warrant provides that, if the Company conducts a pro rata distribution of rights, warrants or other securities to holders of its Common Stock, the holder of the Inducement Warrant will be entitled to participate in such offering as if it held the shares of Common Stock issuable upon full exercise of the Inducement Warrant immediately prior to the applicable record date. Participation is subject to the Beneficial Ownership Limitation, and any portion of such rights that would cause the holder of the Inducement Warrant to exceed those limitations will be deferred until such limitations no longer apply.

Pro Rata Distributions

While the Inducement Warrant is outstanding, the holder of the Inducement Warrant is entitled to participate in any dividend or other pro rata distribution of cash, securities, or other property to holders of Common Stock as if it held the shares of Common Stock issuable upon full exercise of the Inducement Warrant immediately prior to the applicable record date. Participation is subject to the Beneficial Ownership Limitations, with any portion of a distribution that would cause such holder to exceed such limitations deferred until the limitation no longer applies.

Fundamental Transactions

Upon the occurrence of certain fundamental transactions, including mergers, consolidations, asset sales, tender or exchange offers, recapitalizations or changes of control, the holder of the Inducement Warrant will be entitled, upon exercise of the Inducement Warrant, to receive the same form and amount of consideration that would have been received had the Inducement Warrant been exercised immediately prior to such transaction, with the exercise price appropriately adjusted as set forth in the Inducement Warrant. In certain fundamental transactions, the holder of the Inducement Warrant may instead elect to require the Company or a successor entity to repurchase the unexercised portion of the warrant for its Black-Scholes Value (as defined in the Inducement Warrant). The Inducement Warrant further provides for assumption by any successor entity and continuation of the Inducement Warrant holder’s rights following a fundamental transaction.

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SELLING STOCKHOLDER

This prospectus relates to the resale by Armistice from time to time of the Shares, consisting of up to 9,467,456 shares of Common Stock issuable upon exercise of the Inducement Warrant. We are registering the shares of Common Stock to permit Armistice to offer the Shares for resale from time to time. Armistice has not had any material relationship with us within the past three years, except as follows:

(i) the Inducement Letter Agreement and the transactions contemplated thereby;

(ii) the participation of Armistice in a private placement (the “December 2025 Offering”) that occurred on December 3, 2026, in which we issued shares of Common Stock, pre-funded warrants to purchase shares of Common Stock, and common stock purchase warrants;

(iii) the participation of Armistice in our public offering (the “August 2023 Offering”) of 5,486 units (“Units”), each consisting of either one share of Common Stock and two warrant to purchase, each to purchase one share of Common Stock, which consummated on August 8, 2023;

(iv) the amendment (the “July 2023 SPA Amendment”) to that certain securities purchase agreement (the “July 2023 SPA”) dated July 7, 2023, by and among us and the Armistice, pursuant to which, among other things, (I) the parties agreed to delete the Subsequent Equity Financing Provision (as defined in the July 2023 SPA Amendment) contained in the July 2023 SPA, (II) we agreed to pay the Armistice a fee of $1,000,000 as consideration of the Armistice’s agreement to enter into the July 2023 SPA, and (III) we agreed to obtain the approval of our stockholders to lower the exercise price of certain warrants held by the Armistice as further described in the July 2023 SPA Amendment, noting each of the foregoing and the transactions in connection therewith have been consummated; and

(v) the participation of the Armistice in a concurrent private placement and registered direct offering (the “March 2023 Offering”) that occurred on March 27, 2023, in which we issued common stock purchase warrants to certain institutional investors.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, based on its ownership of shares of Common Stock, the Inducement Warrant, and any other warrants, as of January 30, 2026, assuming the exercise, of the Inducement Warrant and any other warrants held by the Selling Stockholder on that date, taking account of any limitations on exercise set forth therein. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder and does not take in account any limitations on (i) exercise of the Inducement Warrant set forth therein, or (ii) exercise of any other warrants set forth therein.

In accordance with the terms of the Inducement Letter Agreement, this prospectus generally covers the resale of the sum of 100% of the shares of Common Stock issuable upon exercise of the Inducement Warrant. Because the exercise price of the Inducement Warrant may be adjusted in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting the Common Stock, and upon any distributions of assets, including cash, stock, or other property to our stockholders, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Inducement Warrant, the Selling Stockholder may not exercise the Inducement Warrant to the extent (but only to the extent) the Selling Stockholder or any of its affiliates would beneficially own a number of shares of Common Stock which would exceed 9.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The number of shares in the second column reflects this limitations, whereas the fourth column do not reflect this limitation The Selling Stockholder may sell all, some, or none of their shares in this offering. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares of Common Stock with respect to which the Selling Stockholder has voting and investment powers. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 6,961,095 shares of Common Stock outstanding as of January 30, 2026. The number of Shares that may actually be sold by the Selling Stockholder may be fewer than those being offered by this prospectus.

	Beneficial Ownership Prior to Offering			Number of Shares of Common Stock to	Beneficial Ownership After Offering
Name of Selling Stockholder	Number		Percent	be Offered	Number	Percent

Armistice Capital, LLC(1)	772,595	(2)	9.99%	9,467,456	0	0%

(1)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)	The aggregate number of shares set forth above represents shares that Armistice Capital Master Fund Ltd. may obtain under a 9.99% beneficial ownership restriction set forth in the terms of the Inducement Warrant. The full conversion and/or exercise of the securities of Armistice Capital Master Fund Ltd. would exceed this restriction.

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PLAN OF DISTRIBUTION

The Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. the Selling Stockholder may use any one or more of the following methods when selling securities:

● ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

● block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker dealer as principal and resale by the broker dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● settlement of short sales;

● in transactions through broker dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● a combination of any such methods of sale; or

● any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121, and, in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Glaser Weil Fink Howard Jordan & Shapiro LLP.

EXPERTS

The consolidated financial statements of INVO Fertility, Inc. (formerly known as NAYA Biosciences, Inc.) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus, have been audited by M&K CPAs, PLLC, an independent registered public accounting firm, as set forth in their audit report thereon (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), have been so incorporated in reliance on the report of said firm given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information will be available at the website of the SEC referred to above. We maintain a website at https://www.invofertility.com/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on April 30, 2025, and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024 filed with the SEC on May 19, 2025;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 20, 2025, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August, 14, 2025, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the SEC on November 17, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 16, 2025, March 7, 2025, March 24, 2025, March 31, 2025, April 14, 2025, April 18, 2025, April 30 2025, April 30, 2025 (as amended on May 2, 2025), May 21, 2025, May 30, 2025, June 6, 2025, June 25, 2025, July 1, 2025, July 10, 2025, July 21, 2025, July 23, 2025, August 1, 2025, August 15, 2025, August 22, 2025, September 5, 2025, September 12, 2025, September 26, 2025, September 29, 2025, October 3, 2025, October 10, 2025, October 22, 2025, November 17, 2025, December 3, 2025, December 5 2025, December 17, 2025, January 6, 2026, January 26, 2026, and January 30, 2026; and

●	the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on November 12, 2020 (File No. 001-39701), and all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a document incorporated by reference herein or therein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus Supplement and the Base Prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement and the Base Prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

INVO Fertility, Inc.

5582 Broadcast Court

Sarasota, Florida 34240

(978) 878-9505

legal@invofertility.com

Copies of these filings are also available through the “Investor Relations” section of our website at https://www.invofertility.com/. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

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INVO Fertility, Inc.

Up to 9,467,456

Shares of Common Stock

PROSPECTUS

The date of this prospectus is February 12, 2026.